UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2023 (August 25, 2023)

MONEYLION INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39346	85-0849243
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 West 21st Street, 9th Floor,

New York, NY 10010

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 300-9865

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ML	The New York Stock Exchange
Redeemable warrants: each whole warrant exercisable for 1/30th of one share of Class A common stock	ML WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Grant of Performance Share Units

Subject to the terms and conditions of the MoneyLion Inc. Amended and Restated Omnibus Incentive Plan (as may be amended or restated from time to time, the “Plan”) and the applicable grant notice and agreement thereunder, on August 25, 2023, the Compensation Committee of the Board of Directors (the “Committee”) of MoneyLion Inc. (the ’Company”) approved the following grants of stock-based performance share units (the “Share Price PSUs”) to each of Diwakar Choubey, Chief Executive Officer of the Company, Richard Correia, President, Chief Financial Officer and Treasurer of the Company, and Timmie Hong, Chief Product Officer of the Company (each, an “Executive” and collectively, the “Executives”):

Share Price PSUs
Diwakar Choubey	66,000
Richard Correia	42,000
Timmie Hong	45,000

The Share Price PSUs will vest based on both the passage of time and the achievement of certain share price performance conditions (the “Share Price Performance Conditions”), subject to the Executive’s continued service with the Company or one of its subsidiaries through the applicable vesting date. With respect to the time-based performance condition, the Share Price PSUs become eligible to vest upon the achievement of the Share Price Performance Conditions on a quarterly basis in equal installments over three years on the 15th day of each February, May, August and November beginning on November 15, 2023. With respect to the Share Price Performance Conditions, the following percentage of the Share Price PSUs will vest if the volume-weighted average price per share of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), is equal to or greater than the following share prices for 20 consecutive trading days, in each case at any time during the three year period that follows the grant date:

Hurdle	Share Price	Percentage Vesting
1	$30.00	25%
2	$40.00	50%
3	$50.00	75%
4	$60.00	100%

Any Share Price PSUs that do not vest prior to the third anniversary of the grant date will be forfeited for no consideration. Upon the occurrence of a “Change in Control” (as defined in the Plan), the time-based vesting condition shall be determined to have been met, and the achievement of the Share Price Performance Conditions will be determined in accordance with the per share price on the closing date of such Change in Control.

The summary of the equity awards set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the grant notice and agreement, the form of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

Voluntary Forfeiture of Previously Granted Performance Share Units

In connection with the foregoing grants of Share Price PSUs described above, on August 25, 2023, each Executive voluntarily forfeited the following unvested stock-based performance share units (the “Forfeited PSUs”), which were previously awarded to the Executives by the Committee on March 18, 2022, as described further in the Company’s Current Report on Form 8-K, dated March 18, 2022, filed with the U.S. Securities and Exchange Commission on March 18, 2022:

Forfeited PSUs*
Diwakar Choubey	96,994
Richard Correia	69,672
Timmie Hong	47,814

*	Amounts of Forfeited PSUs have been adjusted to reflect the 1-for-30 reverse stock split of the Class A Common Stock, effected by the Company on April 24, 2023, pursuant to which every 30 shares of Class A Common Stock were automatically reclassified into one new share of Class A Common Stock. Proportionate adjustments were made to the Company’s outstanding equity awards as well as the exercise, grant and acquisition prices of such equity awards, as applicable.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1+	Form of PSU Grant Notice (Share Price).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONEYLION INC.

	By:	/s/ Richard Correia
		Name:	Richard Correia
		Title:	President, Chief Financial Officer and Treasurer

Date: August 29, 2023

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